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                                                                   EXHIBIT 10.32

                               MCA FINANCIAL CORP.
                               PURCHASE AGREEMENT


          This Agreement is made as of March 6, 1998, between MCA FINANCIAL CORP., a Michigan corporation ("MCAF"), and the BOARD OF TRUSTEES OF THE POLICEMEN & FIREMEN RETIREMENT SYSTEM OF THE CITY OF DETROIT (the "Fund").

          The facts underlying this Agreement are as follows:

          A. MCAF has issued to the Fund an option (the "Option") to acquire MCAF common stock ("Option Stock") pursuant to a Credit Enhancement Umbrella Agreement dated as of April 30, 1993, as amended and restated as of June 30, 1997, and as further amended as of March 6, 1998 (the "Umbrella Agreement").

          B. MCAF and the Fund are parties to a Stock Purchase Agreement dated July 18, 1996, as amended as of March 6, 1998, pursuant to which the Fund acquired MCAF common stock and may in the future be issued additional MCAF common stock as a consequence of anti-dilution protection (collectively, the "Stock").

          C. MCAF is issuing to the Fund on March 6, 1998, a warrant (the "Warrant") convertible into MCAF common stock (the "Warrant Stock"), which Warrant and a Warrant Put Agreement between MCAF and the Fund dated March 6, 1998 may in the future require MCAF to issue additional common stock as a consequence of anti-dilution protection (the "Additional Warrant Stock").

          D. The parties in connection with certain of the above-referenced transactions and other related transactions have agreed to enter into this Agreement.

          NOW, THEREFORE, the parties agree as follows:

          1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

               (a) "Additional Warrant Stock" shall have the meaning set forth in the preamble.

               (b) "Agreement" shall mean this MCA Financial Corp. Purchase Agreement.

               (c) "Fund" shall mean the Board of Trustees of the Policemen & Firemen Retirement System of the City of Detroit.

               (d) "IPO" shall mean the first public offering of MCAF Common Stock registered under the Securities Act, other than a registration relating solely to employee benefit plans


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or a registration relating solely to a Rule 145 transaction. The IPO, if it so qualifies, shall be the Public Offering, in which case the terms shall be identical.

               (e) "MCAF" shall mean MCA Financial Corp., a Michigan corporation.

               (f) "Option" shall have the meaning set forth in the preamble.

               (g) "Option Stock" shall have the meaning set forth in the preamble.

               (h) "Public Offering" shall have the meaning set forth in the Umbrella Agreement.

               (i) "Securities Act" means the Securities Act of 1933, as amended.

               (j) "Shares" shall mean (i) the Option Stock; (ii) the Stock;
(iii) the Warrant Stock; (iv) the Additional Warrant Stock; (v) shares of stock issued with respect to or in exchange for or in replacement of the securities included in clauses (i) through (iv); (vi) shares of stock issued in respect of the stock referred to in clauses (i) through (v) as a result of a stock split, stock dividend or the like; (vii) the Warrant; and (viii) the Option. Shares shall exclude stock sold to the public pursuant to a registration statement under the Securities Act or Rule 144 promulgated under the Securities Act.

               (k) "Stock" shall have the meaning set forth in the preamble.

               (l) "Umbrella Agreement" shall have the meaning set forth in the preamble.

               (m) "Warrant" shall have the meaning set forth in the preamble.

               (n) "Warrant Stock" shall have the meaning set forth in the preamble.

          2. MCAF Purchase Obligation. Notwithstanding any other obligations of MCAF with respect to the purchase of MCAF equity securities (including rights to acquire equity securities) from the Fund, if immediately following either (i) the closing of the IPO or (ii) the closing of the Public Offering the Shares (without double counting of the Warrant and the Option to the extent unexrecised) represent five percent (5%) or more of the total shares of MCAF Common Stock then outstanding (without counting as outstanding any rights to acquire MCAF Common Stock or securities or debt convertible into Common Stock, other than the Shares), then in each instance the Fund may require MCAF to purchase from the Fund the minimum number of Shares required so that immediately after such purchase the number of Shares (without double counting of the Warrant and the Option to the extent unexercised) represents less than five percent (5%) of the total shares of MCAF Common Stock outstanding (without counting as outstanding any rights to acquire MCAF Common Stock or securities or debt convertible into Common Stock, other than the Shares). The per share purchase price for the Shares so purchased by MCAF from the Fund shall be equal to the per share price at which shares of MCAF Common Stock were sold to the public in the IPO or the

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Public Offering, as applicable; however, the purchase price shall be reduced by the exercise price of any Option Stock that represents that portion of the unexercised Option which was purchased and the exercise price of any Warrant Stock that represents the portion of the unexercised Warrant that was purchased. The Fund shall send to MCAF notice of its request to require the purchase not later than ten days after the closing of the IPO or the Public Offering, as applicable. The closing of any purchase of Shares by MCAF under this Section 2 shall occur within ten days after MCAF receives the Fund's notice. At such closing, MCAF shall deliver to the Fund the purchase price specified herein in immediately available funds, by wire transfer to an account designated by the Fund, and the Fund shall deliver to MCAF certificates representing the Shares to be purchased, duly endorsed for transfer or accompanied by duly executed stock powers. The type and amount of the Shares to be purchased by MCAF shall be determined by the Fund and communicated to MCAF at the time the Fund sends its notice requesting the purchase. To the extent that only part of the Warrant is purchased, then the amount of Warrant Stock and Additional Warrant Stock that can be acquired upon exercise of the Warrant shall be reduced by the amount of the Warrant purchased by MCAF. To the extent that only part of the Option is purchased, then the amount of Option Stock that can be purchased upon exercise of the Option shall be reduced by the amount of the Option purchased by MCAF. To the extent that the certificates so delivered represent a number of Shares greater than the number of those types being purchased, MCAF shall cause to be issued to the Fund new certificates representing the unpurchased Shares of those types, which certificates shall bear any legend required by applicable agreements between MCAF and the Fund (other than certificates representing shares, if any, which are freely transferable without restriction under applicable securities laws, which shall not bear any legend). Notwithstanding any other provision of this Section 2, if the Fund is permitted to include in the IPO or the Public Offering and so sells that number of Shares which will reduce the number of Shares (without double counting of the warrant and the Option to the extent unexercised) immediately after the Public Offering to less than five percent (5%) of the total MCAF Common Stock outstanding (without counting as outstanding any rights to acquire MCAF Common Stock or securities or debt convertible into Common Stock, other than Shares), then MCAF shall have no obligation to purchase any Shares immediately after that offering as provided in this Agreement.

          3. Miscellaneous.

               (a) Governing Law. This Agreement shall be governed, and the rights and liabilities of the parties hereto determined in all respects, by the internal laws of the State of Michigan without reference to choice of law provisions.

               (b) Remedies. Any person having rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

               (c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended only by written agreement signed by the party against whom enforcement thereof is sought. Absent such written agreement, MCAF may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if MCAF has obtained the written consent or waiver of the Fund.


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               (d) Successors and Assigns. All covenants and agreements in this
Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto. MCAF may not assign its rights or obligations hereunder without the prior written consent of the Fund.

               (e) Parallel Provisions. To the extent that MCA has an obligation parallel to the obligation set forth in this Agreement to purchase any or all Shares immediately following a Public Offering so as to reduce the holdings of the Fund to five percent of the outstanding MCAF Common Stock following the public offering and the Fund has rights to require such purchases, then the rights of the Fund and the obligations of MCA as set forth in this Agreement shall be in substitution of such other rights and obligations not in addition to such other rights and obligations.

               (f) Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable or creating a written record, and any such notice shall become effective (i) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (ii) three (3) days after it shall have been mailed by United States mail, first class, certified or registered, return receipt requested, with postage prepaid, or (iii) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

               If to the Fund:

                    Board of Trustees of the Policemen & Firemen
                    Retirement System of the City of Detroit
                    908 City-County Building
                    Detroit, MI  48226
                    Attn:  Nicholas Degel, Assistant Administrative Supervisor
                    Telecopier:  313-224-3522

               with a copy to:

                    Ronald Zajac, Esq.
                    243 W. Congress, Suite 480
                    Detroit, MI  48226
                    Telecopier:  313-961-6559

               with a copy to:

                    Plante & Moran
                    27400 Northwestern Highway
                    Southfield, MI  48034-0307
                    Attn: Jon A. Woods or Larry Cooley
                    Telecopier: 313-352-0018


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               with a copy to:

                    Pepper Hamilton LLP
                    100 Renaissance Center, 36th Floor
                    Detroit, MI 48243-1157
                    Attn: Hugh D. Camitta, Esq.
                    Telecopier: 313-259-7926

               with a copy to:

                    Couzens, Lansky, Fealk, Ellis, Roeder & Lazar, P.C. 33533 W. Twelve Mile Road, Suite 150
                    Farmington Hills, MI  48333-9057
                    Attn:  Donald A. Wagner, Esq.
                    Telecopier:  248-487-4156

               If to MCAF:

                    MCA Financial Corp.
                    23999 Northwestern Highway, Suite 230
                    Southfield, MI 48075
                    Attn: Lee Wells, President
                    Telecopier: 248-358-7507

               with a copy to:

                    Butzel Long
                    150 W. Jefferson, Suite 900
                    Detroit, MI  48226-4430
                    Attn:  Justin G. Klimko, Esq.
                    Telecopier:  313-225-7080

or to such other address as each party may designate for itself by like notice.

               (f) Captions. The captions contained in this Agreement are for convenience only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

               (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


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               IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first set forth above.


                                   MCA FINANCIAL CORP.,
                                   a Michigan corporation

                                   By:_________________________________

                                   Its:________________________________


                                   BOARD OF TRUSTEES OF THE
                                   POLICEMEN & FIREMEN RETIREMENT
                                   SYSTEM OF THE CITY OF DETROIT

                                   By:_________________________________

                                   Its:________________________________


                                   By:_________________________________

                                   Its:________________________________


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